Exhibit 10.39*
On April 9, 2008 the Board of Directors of the Registrant adopted the following resolution amending to the Standard Microsystems Corporation 2006 Directors Stock Appreciation Rights Plan (the “2006 Directors Plan”):
RESOLVED, that paragraph 4 of the 2006 Directors Plan is hereby amended by deleting the word “200,000” and replacing it with the word “400,000”.